                                                                    EXHIBIT 99.1




           FOR FURTHER INFORMATION:

           AT THE COMPANY:
           Jeffrey P. Jorissen
           Chief Financial Officer
           (248) 208-2500

           FOR IMMEDIATE RELEASE



            SUN COMMUNITIES, INC. REPORTS FIRST QUARTER 2003 RESULTS


           SOUTHFIELD, MI, MAY 2, 2003 - SUN COMMUNITIES, INC. (NYSE: SUI), a real estate investment trust (REIT) that owns and operates manufactured housing communities, today reported first quarter results.

           For the first quarter ended March 31, 2003, total revenues increased
           9.3 percent to $44.7 million, compared with $40.9 million in the first quarter of 2002. Funds from operations (FFO)(1) of $18.8 million increased 4.2 percent, from $18.1 million in the first quarter 2002. On a diluted per share basis, FFO increased to $0.92 compared to $0.90 for the same period in the prior year. Net income for the first quarter 2003 was $6.3 million or $0.35 per diluted common share, compared with $8.1 million, or $0.46 per diluted common share for the same period in the prior year.

           For 109 communities owned throughout both years, total revenues increased 3.5 percent and expenses increased 6.2 percent, which caused net operating income (2) to increase by 2.6 percent. Same property occupancy in the manufactured housing sites decreased from
           92.0 percent at December 31, 2002 to 91.4 percent at March 31, 2003.

           "First quarter portfolio performance was on budget and we expect revenues to increase as we enter the primary sales season" said Gary Shiffman, Chairman and Chief Executive Officer. "With recent news of court approval for CFN to acquire Conseco out of bankruptcy and the pending sale of Clayton Homes and Vanderbilt Mortgage and Finance to Berkshire Hathaway, the industry has been anything but quiet. We view these as solid first steps that should lead to slow steady progress toward more normalized industry conditions," Shiffman added.


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May 02, 2003
Page 2

During the first quarter, the Company leased 117 sites in its new community development portfolio while losing 209 sites in its stabilized portfolio for a net loss of 92 revenue producing sites or a loss of one-quarter of one percent. In addition, the Company sold 82 new and used homes and brokered 175 sales.

The Company affirms its earnings guidance for 2003 growth in FFO per share of
2.0 percent to 4.0 percent from 2002 FFO per share of $3.40. This results in a range of quarterly FFO per share from $0.85 to $0.88 per share for the remaining quarters of 2003.

A conference call to discuss first quarter operating results can be accessed on May 2, 2003 at 11:00 a.m. EST by calling 800-679-0492 from the Unites States or Canada or 706-643-1615 outside the United States or Canada. A replay will be available following the call until May 16, 2003 and can be accessed by dialing 800-642-1687, ID # 9388674. The conference call will also be available live on Sun Communities' web site, www.suncommunities.com. Replay will also be available on the web site. Additional financial and quantitative data is also available in our Supplemental Operating and Financial Data on our website.

Sun Communities, Inc. is a real estate investment trust (REIT) that currently owns and operates a portfolio of 129 communities comprising nearly 44,125 developed sites and approximately 7,460 sites suitable for development, mainly in the Midwest and Southeast United States.

(1) Funds From Operations ("FFO") is defined by the National Association of Real Estate Investment Trusts ("NAREIT") as "net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus rental property depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures." Industry analysts consider FFO to be an appropriate supplemental measure of the operating performance of an equity REIT primarily because the computation of FFO excludes historical cost depreciation as an expense and thereby facilitates the comparison of REITs, which have different cost bases on their assets. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time, whereas real estate values have instead historically risen or fallen based upon market conditions. FFO does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT's ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. A reconciliation of net income to FFO is provided in the financial statement section of this press release.

(2) Investors in and analysts following the real estate industry utilize net operating income ("NOI") as a supplemental performance measure. NOI provides a measure of rental operations and does not factor in depreciation/amortization and non-property specific expenses such as general and administrative expenses. NOI is defined as income from property of the Company, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses. NOI does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. NOI should not be considered as a substitute for net income (calculated in accordance with GAAP) as a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity.

May 02, 2003
Page 3

                FOR MORE INFORMATION ABOUT SUN COMMUNITIES, INC.,
                   VISIT OUR WEBSITE AT WWW.SUNCOMMUNITIES.COM
                            -FINANCIAL TABLES FOLLOW-

This press release contains various "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this press release that relate to prospective events or developments (including our 2003 guidance) are deemed to be forward-looking statements. Words such as "believes," "forecasts," anticipates," "plans," "expects," "will" and similar expressions are intended to identify forward-looking statements. These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this press release. These risks and uncertainties may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward looking statements. Such risks and uncertainties include the national, regional and local economic climates, the ability to maintain rental rates and occupancy levels, competitive market forces, changes in market rates of interest, the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those referenced under the headings entitled "Factors That May Affect Future Results" or "Risk Factors" contained in the Company's filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in the Company's expectations of future events.

                              SUN COMMUNITIES, INC.
                                FINANCIAL RESULTS
              FIRST QUARTER AND TWELVE MONTHS ENDED MARCH 31, 2003
                AND 2002 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE)
                                   (UNAUDITED)

                                                         FIRST QUARTER ENDED              TWELVE MONTHS ENDED
                                                               MARCH 31,                        MARCH 31,
                                                         2003            2002             2003            2002
                                                     ------------     ----------      ------------     -----------
Income from property                                 $     41,755     $   38,397      $    154,970     $   142,541
Other income                                                2,942          2,508            11,118          12,608
                                                     ------------     ----------      ------------     -----------
     Total revenues                                        44,697         40,905           166,088         155,149
                                                     ------------     ----------      ------------     -----------

Property operating and maintenance                         10,217          8,171            35,433          29,781
Real estate taxes                                           3,026          2,547            11,021           9,791
Property management                                           754            758             2,498           2,720
General and administrative                                  1,619          1,319             5,614           4,804
Depreciation and amortization                              10,769          9,113            40,087          34,629
Interest                                                    8,760          7,846            33,289          30,482
                                                     ------------     ----------      ------------     -----------
     Total expenses                                        35,145         29,754           127,942         112,207
                                                     ------------     ----------      ------------     -----------
Income before equity income (loss) from
     affiliates, minority interest, discontinued
     operations, and gain from property
     dispositions, net                                      9,552         11,151            38,146          42,942
Equity income (loss) from affiliates                         (171)          (222)          (16,576)           (256)
                                                     ------------     ----------      ------------     -----------
Income before minority interests, discontinued
     operations, and gain from property
     dispositions, net                                      9,381         10,929            21,570          42,686

Less income allocated to minority interests:
     Preferred OP units                                     2,128          1,919             8,012           8,074
     Common OP units                                          910          1,176             1,737           4,687
                                                     ------------     ----------      ------------     -----------
Income from continuing operations                           6,343          7,834            11,821          29,925
Income (loss) from discontinued operations                     --            280                --             237
                                                     ------------     ----------      ------------     -----------
Gain from property dispositions, net                           --             --                --             758
Net income                                           $      6,343     $    8,114      $     11,821     $    30,920
                                                     ============     ==========      ============     ===========

Weighted average common shares outstanding:
     Basic                                                 17,789         17,322            17,712          17,248
                                                     ============     ==========      ============     ===========
     Diluted                                               17,915         17,538            17,879          17,419
                                                     ============     ==========      ============     ===========

Basic earnings per share:
     Continuing operations                           $       0.36     $     0.45      $       0.67     $      1.73
     Discontinued operations                                   --           0.02                --            0.02
     Property dispositions                                     --             --                --            0.04
                                                     ------------     ----------      ------------     -----------
     Net income                                      $       0.36     $     0.47      $       0.67     $      1.79
                                                     ============     ==========      ============     ===========
Diluted earnings per share:
     Continuing operations                           $       0.35     $     0.44      $       0.66     $      1.72
     Discontinued operations                                   --           0.02                --            0.02
     Property dispositions                                     --             --                --            0.04
                                                     ------------     ----------      ------------     -----------
     Net income                                      $       0.35     $     0.46      $       0.66     $      1.78
                                                     ============     ==========      ============     ===========

                              SUN COMMUNITIES, INC.
                   RECONCILIATION OF NET INCOME TO FUNDS FROM
                  OPERATIONS (AMOUNTS IN THOUSANDS, EXCEPT PER
                             SHARE/OP UNIT AMOUNTS)

                                                          FIRST QUARTER ENDED            TWELVE MONTHS ENDED
                                                               MARCH 31,                        MARCH 31,
                                                      ---------------------------      --------------------------
                                                         2003             2002            2003             2002
                                                      ----------       ----------      ----------       ---------
Net income                                            $    6,343       $    8,114      $   11,821       $  30,920

Adjustments:
    Depreciation of rental property                       10,509            9,041          39,730          34,362
    Valuation adjustment (1)                                 214               --             663              --
    Allocation of SunChamp losses (2)                        850               --           2,165              --
    Income allocated to Common OP units                      910            1,176           1,737           4,687
    Reduction in book value of investments/                   --               --              --              --
       (Gain) on sale of properties                           --             (269)         13,881            (888)
                                                      ----------       ----------      ----------       ---------

FFO                                                   $   18,826       $   18,062      $   69,997       $  69,081
                                                      ==========       ==========      ==========       =========

Weighted average common shares/OP units outstanding:
      Basic                                               20,342           19,921          20,282          19,881
                                                      ==========       ==========      ==========       =========
      Diluted                                             20,468           20,137          20,449          20,052
                                                      ==========       ==========      ==========       =========

FFO per weighted average common share/
    OP Unit -- Basic                                  $     0.93       $     0.91      $     3.45       $    3.47
                                                      ==========       ==========      ==========       =========

FFO per weighted average common share/
    OP Unit - Diluted                                 $     0.92       $     0.90      $     3.42       $    3.45
                                                      ==========       ===========     ==========       =========


(1) The Company entered into three interest rate swaps and an interest rate cap agreement. The valuation adjustment reflects the theoretical noncash profit and loss were those hedging transactions terminated at the balance sheet date. As the Company has no expectation of terminating the transactions prior to maturity, the net of these noncash valuation adjustments will be zero at the various maturities. As any imperfections related to hedging correlation in these swaps is reflected currently in cash as interest, the valuation adjustments are excluded from Funds From Operations. The valuation adjustment is included in interest expense.

(2) The Company acquired the equity interest of another investor in SunChamp in December 2002. Consideration consisted of a long-term note payable at net book value. Although the adjustment for the allocation of the SunChamp losses is not reflected in the accompanying financial statements, management believes that it is appropriate to provide for this adjustment because the Company's payment obligations with respect to the note are subordinate in all respects to the return of the members' equity (including the gross book value of the acquired equity) plus a preferred return. As a result, the losses that are allocated to the Company under generally accepted accounting principles are effectively reallocated to the note for purposes of calculating Funds from Operations.

                              SUN COMMUNITIES, INC.
                           SELECTED BALANCE SHEET DATA
                             (AMOUNTS IN THOUSANDS)

                                                             MARCH 31, 2003          DECEMBER 31, 2002
                                                             --------------          ------------------
Real Estate before Accumulated Depreciation                    $ 1,181,545                $ 1,174,837
Total Assets                                                   $ 1,167,041                $ 1,163,976
Total Debt                                                     $   672,333                $   667,373
Total Minority Interests and Stockholders' Equity              $   471,098                $   472,022




                 CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                             (AMOUNTS IN THOUSANDS)

                                                         FIRST QUARTER ENDED              TWELVE MONTHS ENDED
                                                               MARCH 31,                      DECEMBER 31,
                                                      ---------------------------      --------------------------
                                                         2003             2002            2003             2002
                                                      ----------       ----------      -----------      ---------
Net Income                                            $    6,343       $    8,114      $    11,821      $  30,920
Unrealized losses on interest rate swaps                    (439)              --           (2,290)            --
                                                      ----------       ----------      -----------      ---------

Comprehensive Income                                  $    5,904       $    8,114      $     9,531      $  30,920
                                                      ==========       ==========      ===========      =========